CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form N-14 of our reports dated February 10, 2023, relating to the financial statements and financial highlights of VP Balanced Fund, VP Capital Appreciation Fund, VP Disciplined Core Value Fund, VP International Fund, VP Large Company Value Fund, VP Mid Cap Value Fund, VP Ultra® Fund, and VP Value Fund, each a series of American Century Variable Portfolios, Inc., appearing in the Annual Reports on Form N-CSR for the year ended December 31, 2022, and to the references to us under the headings “Comparison of Other Service Providers” and “Financial Highlights” in the Combined Proxy Statement/Prospectus, which is part of such Registration Statement.

Kansas City, Missouri

January 4, 2024

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form N-14 of our report dated February 10, 2023, relating to the financial statements and financial highlights of VP Inflation Protection Fund, the fund comprising American Century Variable Portfolios II, Inc., appearing in the Annual Report on Form N-CSR for the year ended December 31, 2022, and to the references to us under the headings “Comparison of Other Service Providers” and “Financial Highlights” in the Combined Proxy Statement/Prospectus, which is part of such Registration Statement.

Kansas City, Missouri

January 4, 2024